Exhibit 99.1

For Immediate Release	October 27, 2026

LANDSTAR SYSTEM REPORTS THIRD QUARTER

REVENUE OF $1.512B AND EARNINGS PER SHARE OF $1.42

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) today reported its financial results for the 2026 third quarter. The Company reported total revenue of $1.512 billion in the 2026 third quarter, an increase of 25% as compared to revenue of $1.205 billion in the 2025 third quarter, and basic and diluted earnings per share (“EPS”) of $1.42 in the 2026 third quarter, an increase of 154% as compared to EPS of $0.56 in the 2025 third quarter. It should be noted that EPS in the 2025 third quarter was negatively impacted by non-cash impairment charges of $30.1 million, or $0.66 per share, related to the previously disclosed strategic review of operations conducted during the 2025 third quarter, and, as further described below, the 2026 third quarter EPS was negatively impacted by highly elevated insurance and claim costs. The Company also reported a 14% increase in gross profit and a 25% increase in variable contribution (defined as revenue less the cost of purchased transportation and commissions to agents) in the 2026 third quarter, as compared in each case to the 2025 third quarter.

“The Landstar team of independent business owners and employees excelled in a freight transportation backdrop that continues to improve. Our network generated truck revenue of $1.407 billion, an increase of 29% compared to the 2025 third quarter, with revenue generated via van and unsided/platform equipment each increasing over 30% compared to the 2025 third quarter,” said Landstar President and Chief Executive Officer Frank Lonegro. “In addition, I was highly encouraged to see our net 165 Business Capacity Owner (BCO) truck additions during the third quarter, the strongest quarterly improvement since the third quarter of 2021. We are continuing to deliver safety, security and service for our customers, and our BCOs achieved a 5% year-over-year improvement in DOT accident frequency. Even so, we are not immune to the challenges of the insurance and claims inflation prevalent in our industry.”

LANDSTAR SYSTEM/2

	3Q 2026	3Q 2025	Change ($)	Change (%)
Revenue	$1,511,787	$1,205,406	$306,381	25.4%
Gross profit	$126,547	$111,060	$15,487	13.9%
Variable contribution	$212,066	$170,241	$41,825	24.6%
Operating income	$65,540	$26,326	$39,214	149.0%
Basic and diluted earnings per share (“EPS”)	$1.42	$0.56	$0.86	153.6%

(1)	Dollars above in thousands, except per share amounts.
(2)	Please refer to the Consolidated Statements of Income and the Reconciliation of Gross Profit to Variable Contribution included below.
(3)	Operating income and EPS during the 2025 third quarter were negatively impacted by $30.1 million and $0.66, respectively, as a result of non-cash impairment charges.

Third quarter 2026 EPS reflected highly elevated insurance and claim costs of $55.3 million, an increase from $33.0 million of insurance and claim costs reported during the 2025 third quarter. The following items are reflected in insurance and claims for the 2026 third quarter:

•	Approximately $13.0 million, or $0.29 per share, of adverse actuarial adjustments to insurance and claim reserves.

•	$8.0 million, or $0.18 per share, of prior year development attributable to settlements of a 2024 brokered truck accident claim and a 2025 BCO accident.

During the 2026 third quarter, truck revenue was $1,407 million, an increase of 29%, as compared to the 2025 third quarter truck revenue of $1,090 million. Truck revenue per load increased approximately 25% in the 2026 third quarter compared to the 2025 third quarter, and the number of loads hauled via truck increased approximately 3% compared to the 2025 third quarter.

Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2026 third quarter was 93% of revenue, compared to 90% of revenue in the 2025 third quarter. Truckload transportation revenue hauled via van equipment in the 2026 third quarter was $760 million, compared to $583 million in the 2025 third quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2026 third quarter was $519 million, compared to $386 million in the 2025 third quarter. Revenue from other truck transportation, which is largely related to power-only services, in the 2026 third quarter was $104 million, compared to $96 million in the 2025 third quarter. Revenue hauled by rail, air and ocean cargo carriers was $83 million, or 5% of revenue, in the 2026 third quarter, compared to $96 million, or 8% of revenue, in the 2025 third quarter.

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Gross profit in the 2026 third quarter was $127 million, as compared to $111 million in the 2025 third quarter. Variable contribution in the 2026 third quarter was $212 million, compared to $170 million in the 2025 third quarter. Reconciliations of gross profit to variable contribution and gross profit margin to variable contribution margin for the 2026 and 2025 third quarters and year-to-date periods are provided in the Company’s accompanying financial disclosures.

Landstar continues to return capital to stockholders through the Company’s share purchase program and dividends. During the 2026 third quarter, Landstar purchased 232,645 shares of its common stock at an aggregate cost of $41.4 million, bringing the total number of common shares purchased during the year-to-date period ended September 26, 2026 to 383,568 shares at an aggregate cost of approximately $64.0 million. The Company is currently authorized to purchase up to an additional 882,550 shares of the Company’s common stock under its longstanding share purchase program. Landstar also announced today that its Board of Directors declared a quarterly dividend of $0.44 per share payable on December 8, 2026, to stockholders of record as of the close of business on November 17, 2026. It is currently the intention of the Board to continue to pay dividends on a quarterly basis going forward.

The Company’s balance sheet continues to be very strong, with cash and short-term investments of approximately $351 million as of September 26, 2026. Trailing twelve-month return on average shareholders’ equity was 19%. Return on invested capital, representing net income divided by the sum of average equity plus average debt, was 18%.

Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 4:30 p.m. ET. To access the webcast, visit https://www.investor.landstar.com; click on “Webcasts,” then click on “Landstar’s Third Quarter 2026 Earnings Release Conference Call.” A slide presentation to accompany the webcast presentation is also available on Landstar’s investor relations website at https://investor.landstar.com/.

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Contact:

Jim Todd

Chief Financial Officer

904-398-9400

About Landstar:

Landstar System, Inc., is a technology-enabled, asset-light provider of freight transportation and logistics solutions focused on safety, security and service to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

Non-GAAP Financial Measures:

In this earnings release and accompanying financial disclosures, the Company provides the following information that may be deemed non-GAAP financial measures: variable contribution and variable contribution margin. The Company believes variable contribution and variable contribution margin are useful measures of the variable costs that we incur at a shipment-by-shipment level attributable to our transportation network of third-party capacity providers and independent agents in order to provide services to our customers. The Company also believes that it is appropriate to present each of the financial measures that may be deemed a non-GAAP financial measure, as referred to above, for the following reasons: (1) disclosure of these matters will allow investors to better understand the underlying trends in the Company’s financial condition and results of operations; (2) this information will facilitate comparisons by investors of the Company’s results as compared to the results of peer companies; and (3) management considers this financial information in its decision making.

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Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “would,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: decreased demand for transportation services; U.S. trade relationships and potential or imposed tariffs; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; substantial verdicts or settlements rendered in connection with accidents or other claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s second largest such agent by revenue in the 2025 fiscal year; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; acquisitions and investments; increased exposure to broker liability claims; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2025 fiscal year; described in Part I, Item 1A Risk Factors; Landstar’s Form 10-Q for the 2026 second quarter, described in Item 1A Risk Factors; and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Revenue	$4,115,342	$3,569,291	$1,511,787	$1,205,406
Investment income	7,943	10,620	2,264	3,293
Costs and expenses:
Purchased transportation	3,212,442	2,775,761	1,182,045	936,472
Commissions to agents	319,254	291,529	117,676	98,693
Other operating costs, net of gains on asset sales/dispositions	53,971	46,996	21,226	15,572
Insurance and claims	130,193	103,309	55,270	33,008
Selling, general and administrative	191,534	174,303	62,376	57,015
Depreciation and amortization	30,887	35,884	9,918	11,509
Impairment of intangible and other assets	—	30,104	—	30,104

Total costs and expenses	3,938,281	3,457,886	1,448,511	1,182,373

Operating income	185,004	122,025	65,540	26,326
Interest and debt expense	1,692	756	362	217

Income before income taxes	183,312	121,269	65,178	26,109
Income taxes	46,878	30,206	17,135	6,745

Net income	$136,434	$91,063	$48,043	$19,364

Basic and diluted earnings per share	$4.02	$2.61	$1.42	$0.56

Average basic and diluted shares outstanding	33,943,000	34,885,000	33,871,000	34,581,000

Dividends per common share	$1.24	$1.16	$0.44	$0.40

LANDSTAR SYSTEM/7

Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	September 26, 2026	December 27, 2025
ASSETS
Current assets:
Cash and cash equivalents	$297,321	$396,694
Short-term investments	53,683	55,531
Trade accounts receivable, less allowance of $8,090 and $12,490	892,404	670,137
Other receivables, including advances to independent contractors, less allowance of $15,314 and $18,759	77,898	52,784
Assets held for sale	—	12,231
Other current assets	50,217	28,949

Total current assets	1,371,523	1,216,326

Operating property, less accumulated depreciation and amortization of $494,295 and $473,642	268,570	261,322
Goodwill	34,005	34,005
Other assets	133,617	124,282

Total assets	$1,807,715	$1,635,935

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$68,713	$56,654
Accounts payable	482,041	369,567
Current maturities of long-term debt	25,772	28,342
Insurance claims	87,393	87,343
Dividends payable	—	68,117
Liabilities held for sale	—	6,961
Other current liabilities	101,837	78,856

Total current liabilities	765,756	695,840

Long-term debt, excluding current maturities	56,899	48,480
Insurance claims	103,299	62,706
Deferred income taxes and other non-current liabilities	51,765	33,244
Shareholders’ equity:
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 68,636,098 and 68,590,708	686	686
Additional paid-in capital	269,696	261,256
Retained earnings	2,947,019	2,852,680
Cost of 34,927,155 and 34,531,982 shares of common stock in treasury	(2,378,302)	(2,313,245)
Accumulated other comprehensive loss	(9,103)	(5,712)

Total shareholders’ equity	829,996	795,665

Total liabilities and shareholders’ equity	$1,807,715	$1,635,935

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$2,080,868	$1,769,440	$759,949	$583,369
Unsided/platform equipment	1,379,319	1,127,276	518,582	386,006
Less-than-truckload	73,845	72,229	24,933	24,480
Other truck transportation (1)	289,298	288,807	103,707	96,041

Total truck transportation	3,823,330	3,257,752	1,407,171	1,089,896
Rail intermodal	74,881	63,183	27,806	23,668
Ocean and air cargo carriers	153,047	188,696	55,334	72,270
Other (2)	64,084	59,660	21,476	19,572

	$4,115,342	$3,569,291	$1,511,787	$1,205,406

Revenue on loads hauled via BCO Independent Contractors (3) included in total truck transportation	$1,629,408	$1,345,852	$590,987	$457,363
Number of loads:
Truck transportation
Truckload:
Van equipment	870,347	850,047	294,875	277,893
Unsided/platform equipment	375,093	369,495	128,398	123,254
Less-than-truckload	95,729	115,692	29,834	38,862
Other truck transportation (1)	143,311	135,606	47,543	45,421

Total truck transportation	1,484,480	1,470,840	500,650	485,430
Rail intermodal	23,600	21,960	8,490	7,990
Ocean and air cargo carriers	20,840	24,370	6,970	7,810

	1,528,920	1,517,170	516,110	501,230

Loads hauled via BCO Independent Contractors (3) included in total truck transportation	644,870	597,010	212,660	199,010
Revenue per load:
Truck transportation
Truckload:
Van equipment	$2,391	$2,082	$2,577	$2,099
Unsided/platform equipment	3,677	3,051	4,039	3,132
Less-than-truckload	771	624	836	630
Other truck transportation (1)	2,019	2,130	2,181	2,114
Total truck transportation	2,576	2,215	2,811	2,245
Rail intermodal	3,173	2,877	3,275	2,962
Ocean and air cargo carriers	7,344	7,743	7,939	9,254
Revenue per load on loads hauled via BCO Independent Contractors (3)	$2,527	$2,254	$2,779	$2,298
Revenue by capacity type (as a % of total revenue):
Truck capacity providers:
BCO Independent Contractors (3)	40%	38%	39%	38%
Truck Brokerage Carriers	53%	54%	54%	52%
Rail intermodal	2%	2%	2%	2%
Ocean and air cargo carriers	4%	5%	4%	6%
Other	2%	2%	1%	2%

			September 26, 2026	September 27, 2025
Truck Capacity Providers:
BCO Independent Contractors (3)			7,843	7,827

Truck Brokerage Carriers:
Approved and active (4)			39,460	40,004
Other approved			28,455	27,461

			67,915	67,465

Total available truck capacity providers			75,758	75,292

Trucks provided by BCO Independent Contractors (3)			8,709	8,618

(1)

Includes power-only, expedited, straight truck, cargo van, and miscellaneous other truck transportation revenue generated by the transportation logistics segment. Power-only refers to shipments where the Company furnishes a power unit and an operator but not trailing equipment, which is typically provided by the shipper or consignee.

(2)	Includes primarily reinsurance premium revenue generated by the insurance segment and intra-Mexico transportation services revenue generated by Landstar Metro.
(3)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(4)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.

LANDSTAR SYSTEM/9

Landstar System, Inc. and Subsidiary

Reconciliation of Gross Profit to Variable Contribution

(Dollars in thousands)

(Unaudited)

	Thirty-Nine Weeks Ended		Thirteen Weeks Ended
	September 26, 2026	September 27, 2025	September 26, 2026	September 27, 2025
Revenue	$4,115,342	$3,569,291	$1,511,787	$1,205,406
Costs of revenue:
Purchased transportation	3,212,442	2,775,761	1,182,045	936,472
Commissions to agents	319,254	291,529	117,676	98,693

Variable costs of revenue	3,531,696	3,067,290	1,299,721	1,035,165
Trailing equipment depreciation	19,108	20,829	6,489	6,985
Information technology costs (1)	8,186	10,928	2,503	3,319
Insurance-related costs (2)	130,955	104,622	55,301	33,305
Other operating costs	53,971	46,996	21,226	15,572

Other costs of revenue	212,220	183,375	85,519	59,181

Total costs of revenue	3,743,916	3,250,665	1,385,240	1,094,346

Gross profit	$371,426	$318,626	$126,547	$111,060

Gross profit margin	9.0%	8.9%	8.4%	9.2%
Plus: other costs of revenue	212,220	183,375	85,519	59,181

Variable contribution	$583,646	$502,001	$212,066	$170,241

Variable contribution margin	14.2%	14.1%	14.0%	14.1%

(1)

Includes costs of revenue incurred related to internally developed software including ASC 350-40 amortization, implementation costs, hosting costs and other support costs utilized to support the Company’s independent commission sales agents, third party capacity providers, and customers, included as a portion of depreciation and amortization and of selling, general and administrative in the Company’s Consolidated Statements of Income.

(2)

Primarily includes (i) insurance premiums paid for commercial auto liability, general liability, cargo and other lines of coverage related to the transportation of freight; (ii) the related cost of claims incurred under those programs; and (iii) brokerage commissions and other fees incurred relating to the administration of insurance programs available to BCO Independent Contractors that are reinsured by the Company, which are included in selling, general and administrative in the Company’s Consolidated Statements of Income.